Exhibit 99.1

Mobile Infrastructure Announces Several Actions to Enhance Shareholder Value

●	New Capital Source Enables Settling Preferred Stock Redemptions for Cash, Eliminating Dilution on the Company’s Shares
●	Mobile’s Board Authorizes a $10 Million Share Buyback Program to Opportunistically and Accretively Deploy Capital
●	Mobile’s Board Will Continue to Explore Strategies to Address the Gap Between Net Asset Value of $7.25 Per Share and its Current Share Price

CINCINNATI—(BUSINESS WIRE) September 11, 2024 — Mobile Infrastructure Corporation (NYSE American: BEEP), (“Mobile”, “Mobile Infrastructure” or the “Company”), owners of a diversified portfolio of parking assets throughout the United States, today announced several strategic actions to enhance shareholder value.

The Company has secured a $40.4 million line of credit from Harvest Small Cap Partners, L.P and Harvest Small Cap Partners Master, Ltd. that will be used to achieve three primary objectives, namely to:

●	Provide flexibility to fund future preferred stock redemptions in cash rather than common stock;
●	Pay all accrued dividends on the preferred stock to date; and
●	Commence a common stock repurchase plan.

Mobile Infrastructure’s Board of Directors also announced that it has authorized a $10 million share buyback program. Repurchases may be made from time to time through open-market purchases or privately negotiated transactions, subject to market conditions and other relevant factors.

Jeff Osher, Co-Chairman of the Board of Directors, stated, “The strategic actions announced today demonstrate our Board and management team’s focus on increasing shareholder value. This credit facility provides Mobile with capital flexibility to eliminate future dilution from preferred stock conversions and the associated technical overhang on the stock. The Board’s authorization of a $10 million buyback program reflects our belief that Mobile’s stock is undervalued and represents a compelling opportunity for the Company to increase shareholder value. We believe that a material gap exists between Mobile’s NAV and the current market price of its shares, and we are committed to exploring strategic actions to narrow that gap.”

“We are pleased to address what we believe has been a significant issue impacting the Company’s valuation, namely the preferred equity conversion to common stock over the past twelve months,” noted Stephanie Hogue, Mobile’s President. “Year-to-date, these conversions have been highly dilutive. This additional funding provides Mobile with the necessary resources to settle future preferred share redemptions in cash.”

Borrowings under the Line of Credit will accrue interest at a rate of 15.0% per annum, with interest payable in arrears at maturity or upon repayment of any principal amount borrowed under the Line of Credit. Jeff Osher, Co-Chairman of the Company’s Board of Directors, is the managing member of No Street Capital LLC, which serves as the investment manager of Harvest Small Cap Partners, L.P. and Harvest Small Cap Partners Master, Ltd.

Forward-Looking Statements

Certain statements contained in this press release are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this press release that are not historical facts (including any statements concerning our net asset value, our share repurchase program, our assessment of various trends impacting the price of our shares of common stock, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon the Company’s current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on operations and future prospects include, but are not limited to the fact that we previously incurred and may continue to incur losses, we may be unable to achieve our investment strategy or increase the value of our portfolio, our parking facilities face intense competition, which may adversely affect rental and fee income, we may not be able to access financing sources on attractive terms, or at all, which could adversely affect our ability to execute our business plan, and other risks and uncertainties discussed in the section titled “Risk Factors” of our final prospectus, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933 on April 12, 2024, in connection with our registration statement on Form S-11 and subsequent filings the Company makes with the SEC from time to time, particularly under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including the Company’s Annual Report on Form 10-K, filed with the SEC on March 22, 2024 and Quarterly Reports on Form 10-Q.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed upon any forward-looking statements included herein. All forward-looking statements are made as of the date of this press release, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements made after the date of this press release, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this press release, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this press release will be achieved.

About Mobile Infrastructure Corporation

Mobile Infrastructure Corporation is a Maryland corporation. The Company owns a diversified portfolio of parking assets primarily located in the Midwest and Southwest. As of June 30, 2024, the Company owned 42 parking facilities in 21 separate markets throughout the United States, with a total of 15,400 parking spaces and approximately 5.2 million square feet. The Company also owns approximately 0.2 million square feet of retail/commercial space adjacent to its parking facilities. Learn more at www.mobileit.com.

Mobile Contact

David Gold

Lynn Morgen

beepir@advisiry.com

(212) 750-5800